Exhibit 99.1
PRESS RELEASE

April 14, 2004
Immediate
New Haven, Connecticut


         Southern Connecticut Bancorp, Inc. Announces 5% Stock Dividend


The Board of Directors of Southern Connecticut Bancorp, Inc.(AMEX:SSE), the New Haven based bank holding company, announced a 5% stock dividend to shareholders of record on April 26, 2005 to be distributed May 9, 2005.

Chairman and CEO Joseph Ciaburri stated that "The 5% stock dividend has been declared in recognition of Bancorp's and its subsidiary bank, The Bank of Southern Connecticut's rapid progress in developing into one of the most effective community banking enterprises in Connecticut. We intend to seek opportunities to expand our franchise, and expect to open our second subsidiary bank in the second half of 2005".

Southern Connecticut Bancorp, Inc., which commenced operations on October 1, 2001, raised $11,600,000 in capital in an initial public offering July 26, 2001. Bancorp also raised an additional $14,645,500 in capital in a follow-on public offering June 17, 2004. Previously, on January 14, 2004, Bancorp announced a 10% stock dividend to shareholders. Bancorp is the parent corporation of The Bank of Southern Connecticut and SCB Capital, Inc.

The Bank of Southern Connecticut is the only commercial bank headquartered in New Haven with its main office located at 215 Church Street, and has branches located in the Westville section of the city and in the town of Branford, Connecticut. The Bank of Southeastern Connecticut will be the only commercial bank headquartered in New London, Connecticut


For more information contact:
Michael M. Ciaburri
President and Chief Operating Officer
(203) 782-1100

William F. Weaver
Chief Financial Officer
(203) 782-1100


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Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word `believes", "anticipates", "intends", "expects", "estimates", "could", "would", "will", or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven and New London, Connecticut areas, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the companies periodic public filings with the Securities and Exchange Commission and in the section captioned `Risk Factors" in our report on Form 10-KSB, filed on March 28, the Securities Act of 1933 as amended. Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.